                                                                 EXHIBIT (5)(a)

INTERNAL REVENUE SERVICE                       DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 2508
CINCINNATI, OH 45201

Date: Dec. 15, 1993                            Employer Identification Number:
                                                   34-1546292
SUDBURY, INC.                                  File Folder Number:
30100 CHAGRIN BLVD., SUITE 203                     340028065
CLEVELAND, OHIO 44124                          Person to Contact:
                                                   MILO ATLAS
                                               Contact Telephone Number:
                                                   (513) 684-3241
                                               Plan Name:
                                                   SUDBURY SAVINGS AND
                                                   PROFIT-SHARING PLAN
                                               Plan Number: 003

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated November 19, 1993. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on 10-2-92 & 7-27-93.

     This determination letter is applicable for the plan adopted on May 31, 1991.

     This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                           Sincerely yours,



                                           Robert T. Johnson
                                           District Director

Enclosures:
Publication 794